                                                                    Exhibit 99.1


ICU MEDICAL, INC.


                ICU MEDICAL, INC. ANNOUNCES TIME OF EARNINGS CALL

         OCTOBER 17, 2005, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced the time of its second quarter 2005 earnings release conference call.

         The Company will be conducting a conference call concerning its second quarter results at 4:30 p.m. EDT (1:30 p.m. PDT) on Tuesday, October 18, 2005, which can be accessed at 800-591-6944, passcode 28508084 or by replay at 888-286-8010, passcode 42918384. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information related to that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.

CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215